Exhibit 99.5

Merger

by and between

ALLIANCE DATA SYSTEMS CORPORATION,

CONVERSANT, INC.,

and

AMBER SUB, LLC

Pursuant to the Agreement and Plan of Merger dated September 11, 2014

[            ], 2014

Dear Stockholder of Conversant, Inc.:

Enclosed for your consideration is a Letter of Transmittal, which we refer to as the Letter of Transmittal, in connection with the Agreement and Plan of Merger, dated September 11, 2014, by and between Alliance Data Systems Corporation, which we refer to as Alliance Data, Conversant, Inc., which we refer to as Conversant, and Amber Sub LLC, which we refer to as the Merger Subsidiary, pursuant to which, and subject to the terms and conditions set forth therein, Conversant has merged with and into the Merger Subsidiary, which has survived as a wholly owned subsidiary of Alliance Data, which we refer to as the merger. A Proxy Statement/Prospectus with respect to the merger was sent to you previously. You are receiving the enclosed Letter of Transmittal because our records show that you hold shares of common stock of Conversant in certificated form and you did not submit a Form of Election and Letter of Transmittal to Broadridge Financial Solutions, Inc., the exchange agent for the merger, prior to the closing of the merger.

Conversant stockholders are entitled to receive for each share of Conversant common stock the combination of (x) 0.07037 of a share of Alliance Data common stock and (y) an amount in cash equal to $        . For more information regarding the merger consideration, see “The Merger––Consideration to be Received in the Merger” in the Proxy Statement/Prospectus. Alliance Data will not issue any fractional shares of its common stock. Instead, you are entitled to receive cash in an amount determined by multiplying (x) the closing price of Alliance Data common stock reported on the NYSE on the trading day immediately preceding the day the merger was completed by (y) the fraction of a share of Alliance Data common stock to which you otherwise would be entitled.

Federal Backup Withholding. Under federal income tax law, reportable payments made to a Conversant stockholder pursuant to the merger may be subject to backup withholding, unless certain certification requirements are satisfied. In order to avoid such backup withholding, a Conversant stockholder who is a “United States person” for U.S. federal income tax purposes must provide such holder’s correct taxpayer identification number, which we refer to as a TIN, and certify that the Conversant stockholder is not subject to such backup withholding, and that the Conversant stockholder is a “United States person” for U.S. federal income tax purposes, by completing the enclosed IRS Form W-9. In general, if a Conversant stockholder is an individual, such holder’s TIN is his/her social security number. For entities, the TIN is generally the employer identification number. For further information concerning backup withholding and instructions for completing the IRS Form W-9, including which TIN to provide if the certificate(s) are in more than one name, how to obtain a taxpayer identification number if you do not have one, or if the registered holder is not the actual owner, you should consult the instructions to the enclosed Form W-9.

Certain Conversant stockholders (including, among others, certain corporations and certain foreign individuals) are exempt from backup withholding. In order to avoid erroneous backup withholding, an exempt holder who is not a “United States person” for U.S. federal income tax purposes must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Such form, and instructions for such form, can be obtained online at www.irs.gov or from Broadridge. An exempt holder who is a “United States person” for U.S. federal income tax purposes must complete the IRS Form W-9 by providing such holder’s correct TIN, signing and dating the form, and entering the appropriate “Exempt payee code.”

If backup withholding applies to a Conversant stockholder, reportable payments made to such stockholder pursuant to the merger will be subject to backup withholding at the required statutory rate (currently 28%). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be credited by the amount of tax withheld, provided that the required information is timely provided to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained by timely filing the required information with the IRS.

All Conversant stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

Please note that failure to complete the information requested on an IRS Form W-9, or an applicable IRS Form W-8, will result in backup withholding at the statutory imposed rate (currently 28%) from any reportable payments made to the applicable Conversant stockholder and may subject such holder to various penalties.

Please note that the foregoing certifications do not exempt any Conversant stockholder from any compensation-related withholding that may be required. Payments made to a Conversant stockholder pursuant to the merger that are treated as wages will be subject to all applicable wage withholding, regardless of whether an IRS Form W-9 or applicable IRS Form W-8 is provided.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

Very truly yours,

Conversant, Inc.

Broadridge Corporate Issuer Solutions LETTER OF TRANSMITTAL (855) 449-0990 (toll free) www.shareholder.broadridge.com	WHERE TO FORWARD YOUR LETTER OF TRANSMITTAL

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. Delivery of certificate(s) shall be effected, and risk of loss and title to any certificate(s) shall pass, only upon delivery of the certificate(s) to Broadridge. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by Broadridge.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717
By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717
‘	* If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.
COMPANY NAME: CONVERSANT, INC.

CERTIFICATE INFORMATION:
Œ Certificate No.	Shares	Certificate No.	Shares

 Total certificated shares:

Shares from other certificates held:

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ADDRESS TO WHICH THIS DOCUMENT WAS MAILED, PLEASE FILL OUT BOX 5, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR MERGER CONSIDERATION. YOU MUST FILL OUT, SIGN AND DATE THE ATTACHED FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE) IN ORDER TO PREVENT BACKUP WITHHOLDING FROM YOUR MERGER CONSIDERATION.

Œ

PLEASE INDICATE IN THIS SECTION THE CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF SHARES THAT ARE IN YOUR POSSESSION. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST WRITE BROADRIDGE AT THE ADDRESS ON THIS LETTER OF TRANSMITTAL OR CALL BROADRIDGE AT THE NUMBER LISTED ABOVE. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND A CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY BROADRIDGE. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION. IF THE SPACE PROVIDED IS INSUFFICIENT, ATTACH A SEPARATE SHEET LISTING THIS INFORMATION.

	PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF CERTIFICATED SHARES OWNED BY YOU (I.E. ALL SHARES REPRESENTED BY THE COMMON STOCK CERTIFICATE(S) THAT YOU ARE SURRENDERING HEREWITH).
Ž	THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR LETTER OF TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.


THIS SECTION SHOULD BE COMPLETED IF YOU WANT YOUR MERGER CONSIDERATION TO BE ISSUED IN ANOTHER NAME. BROADRIDGE WILL ACCEPT CERTIFICATES WHERE THE MERGER CONSIDERATION IS TO BE ISSUED IN ANOTHER NAME THAN THE NAME THAT APPEARS ON THE CERTIFICATES SUBMITTED FOR EXCHANGE WHERE: (i) THE CERTIFICATES ARE DULY ENDORSED OR ACCOMPANIED BY APPROPRIATELY SIGNED STOCK POWERS; (ii) THERE IS A MEDALLION SIGNATURE GUARANTEE (I.E., A SIGNATURE THAT IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGE MEDALLION PROGRAM (“SEMP”)), (iii) ANY NECESSARY STOCK TRANSFER TAXES ARE PAID AND PROOF OF PAYMENT IS SUBMITTED TO BROADRIDGE OR FUNDS ARE PROVIDED TO BROADRIDGE, OR IT IS ESTABLISHED THAT NO TAXES ARE DUE AND PAYABLE, AND (iv) THIS SECTION IS PROPERLY COMPLETED.



THIS SECTION SHOULD BE COMPLETED IF YOU WANT YOUR MERGER CONSIDERATION TO BE AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS LISTED ABOVE. A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

You must submit your original certificates with this Letter of Transmittal. If you are not in possession of your certificates, please see Instruction #1 on the reverse side. You do not need to sign the back of the certificates.

Ž	THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN.

Signature:

Signature:

Date:

Telephone No. (Required):

E-mail Address:

M79372-TBD
 SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	 SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in Box 3. Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting Broadridge at the number listed on the reverse side.

If you have completed this section, you must also (i) duly endorse any certificates submitted to be exchanged or provide appropriately signed stock powers, and (ii) obtain a medallion signature guarantee (i.e., your signature in Box 3 of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP).

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown on the reverse side.

If you have completed this section, your signature in Box 3 of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE SHARES/TRANSFER PAYMENT TO:	MAIL TO:

NAME:	NAME:

ADDRESS:	ADDRESS:

PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS ☐

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Broadridge or Alliance Data and Conversant and such determination shall be final and binding. Broadridge or Alliance Data and Conversant reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by contacting Broadridge at the number listed on the reverse side.

If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the letter of transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this Letter of Transmittal. Broadridge reserves the right to deduct the amount of such taxes from the payment of merger consideration, if satisfactory evidence of the payment of such taxes, or exemption there from, is not submitted.

If this Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.